Exhibit 99.1

Santander Consumer USA Holdings Inc.

Announces Planned Capital Actions

DALLAS, TX – June 28, 2018

Today, Santander Holdings USA, Inc. (“SHUSA”), the parent company of Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or “the Company”), announced that the Board of Governors of the Federal Reserve System (“Federal Reserve”) did not object to the planned capital actions described in SHUSA’s 2018 Capital Plan.

The SC portion of the SHUSA capital plan includes:

•	An increase in the quarterly common stock dividend from $0.05 per share to $0.20 per share, beginning in the third quarter of 2018;

•	Authorization to repurchase $200 million of outstanding common stock between July 1, 2018 and June 30, 2019.

The timing and amount of any capital actions will depend on various factors, including the business plans and financial performance of both SC and SHUSA, as well as market conditions, and any SC capital distribution is subject to approval of the Company’s and SHUSA’s respective boards of directors.

Juan Carlos Alvarez, SC’s Chief Financial Officer said, “We are very pleased with our parent company’s results today. This is evidence of the progress we are making and we look forward to continuing to work toward a more efficient capital base.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal control over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with FCA may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with SHUSA and Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA

Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service, consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.7 million customers across the full credit spectrum. The company, which began originating retail installment contracts in 1997, has an average managed asset portfolio of approximately $48 billion (as of March 31, 2018), and is headquartered in Dallas. (www.santanderconsumerusa.com)

CONTACTS:

Investor Relations

Evan Black

800.493.8219

InvestorRelations@santanderconsumerusa.com

Media Relations

Laurie Kight

214.801.6455

Media@santanderconsumerusa.com

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